Exhibit 99.2


                  Digital Fusion Names Libutti As CEO


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Sept. 22, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, announced today the appointment of Lt. Gen. (Ret.) Frank Libutti as its new CEO. Libutti has been serving as interim CEO since early September.
    Libutti's previous experience includes more than 39 years of military and public service. Prior to Digital Fusion, Libutti retired in 2005 as the first Under Secretary for Information Analysis and Infrastructure Protection at the newly created U.S. Department of Homeland Security. From 2002 to May 2003, Libutti served as the New York Police Department's first Deputy Commissioner of Counter-Terrorism. Prior to the NYPD, he had a long, distinguished and highly decorated career in the Marine Corps, retiring in October 2001 at the rank of Lieutenant General.
    At the time of his retirement, Libutti was the Commander of the U.S. Marine Corps Forces Pacific; Commanding General, Fleet Marine Force, Pacific; and Commander, U.S. Marine Corps Bases, Pacific, headquartered at Camp H.M. Smith, Hawaii. Libutti is a native of Huntington, Long Island, New York, and a graduate of The Citadel in Charleston, South Carolina.
    "Lt. General Libutti brings a phenomenal amount of leadership skills and experience to Digital Fusion. His knowledge of the defense and other government agencies will enable us to expand beyond a regional government services company," said Gary S. Ryan, president. "Frank brings a wealth of abilities, when added to the outstanding technical talent already in place, will enable us to become a much more prominent organization in our market space."
    "I am looking forward to working with the talented team at Digital Fusion to expand the business where our technologies can have a significant impact," said Libutti.

    About Digital Fusion

    Digital Fusion, headquartered in Huntsville, Ala., is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion, Inc., Huntsville
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com